UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 4, 2010

THE GREAT ATLANTIC & PACIFIC TEA COMPANY, INC.
(Exact name of registrant as specified in its charter)

Maryland	1-4141	13-1890974
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
Two Paragon Drive Montvale, New Jersey		07645
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (201) 573-9700

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                      Entry into a Material Definitive Agreement.

On November 4, 2010, The Great Atlantic & Pacific Tea Company, Inc. (the “Company”), through certain of its subsidiaries, entered into an Agreement of Sale and Leaseback (the “Sale Agreement”) with Winstanley Enterprises, LLC and certain of its affiliated entities (“Winstanley”), relating to the sale of six of the Company’s retail properties located in New York, New Jersey, Pennsylvania and Delaware (the “Properties”) to Winstanley for an aggregate purchase price, exclusive of closing costs, of $89.8 million.  The Company completed the sale-leaseback of five of the Properties on November 5, 2010 and received gross proceeds, exclusive of closing costs, from such sale of $84.3 million.  The sale-leaseback of the remaining property is expected to be completed later this week.

Pursuant to the Sale Agreement, the Company entered into separate lease agreements with Winstanley for each of the operating stores located at the sold Properties.

The foregoing description of the Sale Agreement is qualified in its entirety by reference to the full text of the Sale Agreement, a copy of which is filed with this Current Report on Form 8-K as Exhibit 1.1 and incorporated herein by reference.

A copy of the Company’s press release relating to this transaction is attached to this Current Report on Form 8-K as Exhibit 99.1 and incorporated herein by reference.

Item 9.01                      Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit No.                      Description

1.1
Agreement of Sale and Leaseback (the “Sale Agreement”), dated November 4, 2010, by and among Winstanley Enterprises, LLC, certain of its affiliated entities, the Company and certain of its subsidiaries.

99.1	Press Release issued by the Company, dated November 9, 2010.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 9, 2010		THE GREAT ATLANTIC & PACIFIC TEA COMPANY, INC.

	By:	/s/ Christopher W. McGarry
	Name:	Christopher W. McGarry
	Title:	Senior Vice President and General Counsel

EXHIBIT INDEX

Exhibit                       No.           Description

1.1
Agreement of Sale and Leaseback (the “Sale Agreement”), dated November 4, 2010, by and among Winstanley Enterprises, LLC, certain of its affiliated entities, the Company and certain of its subsidiaries.

99.1	Press Release issued by the Company, dated November 9, 2010.